                                                               Exhibit 99.02


                                                               April 2, 1999


internet.com Corporation
20 Ketchum Street
Westport, Connecticut 06880

Dear Sirs:

I hereby consent to being named in internet.com Corporation's Registration Statement on Form S-1 as a person who has agreed to be named as a Director of such corporation.

Sincerely yours,

/s/ Michael J. Davies
------------------------------
Michael J. Davies